                                                                   EXHIBIT 10.2

                                   EXHIBIT C-2
                          AMENDED AND RESTATED GUARANTY
                                    (Limited)

        THIS AMENDED AND RESTATED GUARANTY (this "GUARANTY") is executed as of October 31, 2000, by the undersigned ("GUARANTOR"), for the benefit of BANK OF AMERICA, N.A., a national banking association (in its capacity as Administrative Agent for the Lenders).

A. WHEREAS, Intermedia Communications Inc. ("BORROWER"), Bank of America, N.A., as Administrative Agent (including its permitted successors and assigns in such capacity, "ADMINISTRATIVE AGENT"), and Lenders now or hereafter party to the Credit Agreement (including their respective permitted successors and assigns, "LENDERS") have entered into a Revolving Credit Agreement, dated as of December 22, 1999 (as amended, modified, supplemented, or restated from time to time, the "CREDIT AGREEMENT"); and

B. WHEREAS, provisions of the Credit Agreement permit Guarantor to directly or indirectly receive proceeds of Borrowings made pursuant thereto; and

C. WHEREAS, Guarantor executed a Guaranty in connection with the Credit Agreement guaranteeing the Guaranteed Debt; and

D. WHEREAS, Guarantor has requested that Lenders amend this Guarantor's Guaranty to limit the Guaranteed Debt under such Guaranty and Lenders have consented to such request.

        ACCORDINGLY, for adequate and sufficient consideration, the receipt and adequacy of which are hereby acknowledged, Guarantor guarantees to Administrative Agent and the Lenders the prompt payment of the Guaranteed Debt (defined below), as follows:

        1. DEFINITIONS. Terms defined in the Credit Agreement have the same meanings when used, unless otherwise defined, in this Guaranty. As used in this
Guaranty:

                BORROWER means Borrower, Borrower as a debtor-in-possession, and any receiver, trustee, liquidator, conservator, custodian, or similar party appointed for Borrower or for all or substantially all of Borrower's assets under any Debtor Relief Law.

                CREDIT AGREEMENT is defined in the recitals to this Guaranty.

                GUARANTEED DEBT means, collectively, (a) the Obligation and (b) all present and future costs, attorneys' fees, and expenses reasonably incurred by Administrative Agent or any Lender to enforce Borrower's, Guarantor's, or any other obligor's payment of any of the Guaranteed Debt, including, without limitation (to the extent lawful), all present and future amounts that would become due but for the operation of Sections 502 or 506 or any other provision of Title 11 of the United States Code and all present and future accrued and unpaid interest (including, without limitation, all post-maturity interest and any post-petition interest in any proceeding under Debtor Relief Laws to which Borrower or Guarantor becomes subject).

                GUARANTOR is defined in the preamble to this Guaranty.


DIGEX A&R GUARANTY                                                      GUARANTY

                LENDER means, individually, or LENDERS means, collectively, on any date of determination, the Administrative Agent, the Lead Arranger, the Syndication Agent, Documentation Agent, Arranging Agents, and the Lenders.

                MAXIMUM GUARANTOR LIABILITY means the greater of either (a) $90,000,000 less any amounts paid by any Subsidiary of Guarantor under any Loan Document or (b) the aggregate amount of any loan, advance, extension of credit, or capital contribution from any Company to Guarantor or any of Guarantor's Subsidiaries made on or after the date of this Guaranty, or any investment in Guarantor or any of Guarantor's Subsidiaries by any Company made on or after the date of this Guaranty, less (x) any repayment of any such loan, advance, extension of credit, capital contribution, or investment by Guarantor or any of Guarantor's Subsidiaries, (y) the amount of all dividends and distributions received by any Company from Guarantor or any of Guarantor's Subsidiaries, and
        (z) any amounts paid by any Subsidiary of Guarantor under any Loan Document.

                SUBORDINATED DEBT means all present and future obligations of any Company to Guarantor, whether those obligations are (a) direct, indirect, fixed, contingent, liquidated, unliquidated, joint, several, or joint and several, (b) due or to become due to Guarantor, (c) held by or are to be held by Guarantor, (d) created directly or acquired by assignment or otherwise, or (e) evidenced in writing.

        2. GUARANTY. Subject to the limitation in PARAGRAPH 3 below, this is an absolute, irrevocable, and continuing guaranty, and the circumstance that at any time or from time to time the Guaranteed Debt may be paid in full does not affect the obligation of Guarantor with respect to the Guaranteed Debt incurred after that. This Guaranty remains in effect until the Guaranteed Debt is fully paid and performed, all commitments to extend any credit under the Loan Documents have terminated, and all Financial Hedges with any Lender have expired. Guarantor may not rescind or revoke its obligations with respect to the Guaranteed Debt. Notwithstanding any contrary provision, and in addition to the limitations set forth in PARAGRAPH 3 below, it is the intention of Guarantor, Lenders, and Administrative Agent that the amount of the Guaranteed Debt guaranteed by Guarantor by this Guaranty shall be, but not in excess of, the maximum amount permitted by fraudulent conveyance, fraudulent transfer, or similar Laws applicable to Guarantor. Accordingly, notwithstanding anything to the contrary contained in this Guaranty or any other agreement or instrument executed in connection with the payment of any of the Guaranteed Debt, the amount of the Guaranteed Debt guaranteed by Guarantor by this Guaranty shall be limited to an aggregate amount equal to the largest amount that would not render Guarantor's obligations hereunder subject to avoidance under Section 548 of the United States Bankruptcy Code or any comparable provision of any applicable state law.

        3. LIMITED GUARANTY AND TERMINATION. Notwithstanding anything in this Guaranty to the contrary, Guarantor's maximum liability to Administrative Agent and Lenders hereunder with respect to the Guaranteed Debt shall not exceed the Maximum Guarantor Liability, and in the event of a Default by Borrower in payment of all or any part of the Guaranteed Debt, Administrative Agent shall seek no judgment against Guarantor hereunder for payment of any amounts in excess of the Maximum Guarantor Liability. The Maximum Guarantor Liability shall not be reduced or affected by any payments, prepayments, releases, or discharges of any part of the Guaranteed Debt, except to the extent such payments, prepayments, releases, or discharges result from payments made to Administrative Agent (for the ratable benefit of the Lenders) by Guarantor hereunder. The obligations of Guarantor under this Guaranty shall remain in full force and effect until payment in full of the Guaranteed Debt or the payment in full of the Maximum Guarantor Liability and termination of all Lenders' commitments or obligations to make Borrowings under the Credit Agreement. If at any time any payment of the principal of or interest on any Note or any other amount payable by any Company or Guarantor under any Loan Document is rescinded or must be otherwise restored or returned upon


DIGEX A&R GUARANTY                                                      GUARANTY
the insolvency, bankruptcy, or reorganization of such Person, the obligations of such Person under the Loan Documents with respect to such payment shall be reinstated as though such payment had been due but not made at such time.

        4. CONSIDERATION. Guarantor represents and warrants that its liability under this Guaranty may reasonably be expected to directly or indirectly benefit it.

        5. CUMULATIVE RIGHTS. If Guarantor becomes liable for any indebtedness owing by Borrower to Administrative Agent or any Lender, other than under this Guaranty, that liability may not be in any manner impaired or affected by this Guaranty. The rights of Administrative Agent or Lenders under this Guaranty are cumulative of any and all other rights that Administrative Agent or Lenders may ever have against Guarantor. The exercise by Administrative Agent or Lenders of any right under this Guaranty or otherwise does not preclude the concurrent or subsequent exercise of any other right.

        6. PAYMENT UPON DEMAND. If a Default exists, Guarantor shall, on demand and without further notice of dishonor and without any notice having been given to any Guarantor previous to that demand of either the acceptance by Administrative Agent or Lenders of this Guaranty or the creation or incurrence of any Guaranteed Debt, pay the amount of the Guaranteed Debt then due and payable to Administrative Agent and Lenders, subject to PARAGRAPH 3 above. It is not necessary for Administrative Agent or Lenders, in order to enforce that payment by any Guarantor, first or contemporaneously to institute suit or exhaust remedies against Borrower or others liable on any Guaranteed Debt or to enforce Rights against any collateral securing any Guaranteed Debt.

        7. SUBORDINATION. The Subordinated Debt is expressly subordinated to the full and final payment of the Guaranteed Debt. Guarantor agrees not to accept any payment of any Subordinated Debt from any Company if a Default exists. If Guarantor receives any payment of any Subordinated Debt in violation of the foregoing, Guarantor shall hold that payment in trust for Administrative Agent and Lenders and promptly turn it over to Administrative Agent, in the form received (with any necessary endorsements), to be applied to the Guaranteed Debt.

        8. SUBROGATION AND CONTRIBUTION. Until payment in full of the Guaranteed Debt, the termination of the Obligation of Lenders to extend credit under the Loan Documents, and expiration of all Financial Hedges, (a) Guarantor may not assert, enforce, or otherwise exercise any right of subrogation to any of the Rights or Liens of Administrative Agent or Lenders or any other beneficiary against Borrower or any other obligor on the Guaranteed Debt or any collateral or other security or any right of recourse, reimbursement, subrogation, contribution, indemnification, or similar right against Borrower or any other obligor on any Guaranteed Debt or any guarantor of it, (b) Guarantor defers all of the foregoing rights (whether they arise in equity, under contract, by statute, under common law, or otherwise), and (c) Guarantor defers the benefit of, and subordinates any right to participate in, any collateral or other security given to Administrative Agent or Lenders or any other beneficiary to secure payment of any Guaranteed Debt.

        9. NO RELEASE. Guarantor's obligations under this Guaranty may not be released, diminished, or affected by the occurrence of any one or more of the following events: (a) any taking or accepting of any other security or assurance for any Guaranteed Debt; (b) any release, surrender, exchange, subordination, impairment, or loss of any collateral securing any Guaranteed Debt; (c) any full or partial release of the liability of any other obligor on the Obligation, except for any final release resulting from payment in full of such Obligation;
(d) the modification of, or waiver of compliance with, any terms of any other Loan Document; (e) the insolvency, bankruptcy, or lack of corporate or partnership power of any other obligor at any time liable


DIGEX A&R GUARANTY                                                      GUARANTY
for any Guaranteed Debt, whether now existing or occurring in the future; (f) any renewal, extension, or rearrangement of any Guaranteed Debt or any adjustment, indulgence, forbearance, or compromise that may be granted or given by Administrative Agent or any Lender to any other obligor on the Obligation;
(g) any neglect, delay, omission, failure, or refusal of Administrative Agent or any Lender to take or prosecute any action in connection with the Guaranteed Debt or to foreclose, take, or prosecute any action in connection with any Loan Document; (h) any failure of Administrative Agent or any Lender to notify Guarantor of any renewal, extension, or assignment of any Guaranteed Debt, or the release of any security or of any other action taken or refrained from being taken by Administrative Agent or any Lender against Borrower or any new agreement between Administrative Agent, any Lender, and Borrower; it being understood that neither Administrative Agent nor any Lender is required to give Guarantor any notice of any kind under any circumstances whatsoever with respect to or in connection with any Guaranteed Debt, other than any notice required to be given to Guarantor by law or elsewhere in this Guaranty; (i) the unenforceability of any Guaranteed Debt against any other obligor or any security securing same because it exceeds the amount permitted by Law, the act of creating it is ultra vires, the officers creating it exceeded their authority or violated their fiduciary duties in connection with it, or otherwise; or (j) any payment of the Obligation to Administrative Agent or any Lender is held to constitute a preference under any Debtor Relief Law or for any other reason Administrative Agent or any Lender is required to refund that payment or make payment to someone else (and in each such instance this Guaranty will be reinstated in an amount equal to that payment).

        10. WAIVERS. To the maximum extent lawful, Guarantor waives all rights by which it might be entitled to require suit on an accrued right of action in respect of any Guaranteed Debt or require suit against Borrower or others.

        11. LOAN DOCUMENTS. By execution hereof, Guarantor covenants and agrees that certain representations, warranties, terms, covenants, and conditions set forth in the Loan Documents are applicable to Guarantor and shall be imposed upon Guarantor, and Guarantor reaffirms that each such representation and warranty is true and correct and covenants and agrees to promptly and properly perform, observe, and comply with each such term, covenant, or condition. Moreover, Guarantor acknowledges and agrees that this Guaranty is subject to the offset provisions of the Loan Documents in favor of Administrative Agent and Lenders. In the event the Credit Agreement shall cease to remain in effect for any reason whatsoever during any period when any part of the Guaranteed Debt remains unpaid, the terms, covenants, and agreements incorporated herein by reference shall nevertheless continue in full force and effect as obligations of Guarantor under this Guaranty.

        12. RELIANCE AND DUTY TO REMAIN INFORMED. Guarantor confirms that it has executed and delivered this Guaranty after reviewing the terms and conditions of the Loan Documents and such other information as it has deemed appropriate in order to make its own credit analysis and decision to execute and deliver this Guaranty. Guarantor confirms that it has made its own independent investigation with respect to Borrower's creditworthiness and is not executing and delivering this Guaranty in reliance on any representation or warranty by Administrative Agent or any Lender as to that creditworthiness. Guarantor expressly assumes all responsibilities to remain informed of the financial condition of Borrower and any circumstances affecting Borrower's ability to perform under the Loan Documents to which it is a party or any collateral securing any Guaranteed Debt.

        13. NO REDUCTION. The Guaranteed Debt may not be reduced, discharged, or released because or by reason of any existing or future offset, claim, or defense (except for the defense of complete and final payment of the Guaranteed Debt) of Borrower or any other obligor against Administrative Agent or any Lender or against payment of the Guaranteed Debt, whether that offset, claim, or defense arises in connection with


DIGEX A&R GUARANTY                                                      GUARANTY
the Guaranteed Debt or otherwise. Those claims and defenses include, without limitation, failure of consideration, breach of warranty, fraud, bankruptcy, incapacity/infancy, statute of limitations, lender liability, accord and satisfaction, usury, forged signatures, mistake, impossibility, frustration of purpose, and unconscionability.

        14. COMMUNICATIONS ACT. Notwithstanding any other provision of this Guaranty, any action taken or proposed to be taken by Administrative Agent or any Lender under this Guaranty which would affect the operational, voting, or other control of Borrower or Guarantor, shall be pursuant to Section 310(d) of the Communications Act of 1934 (as amended), applicable state Law, and the applicable rules and regulations thereunder, and, if and to the extent required thereby, subject to the prior consent of the FCC or any applicable PUC.

        15. INSOLVENCY OF GUARANTOR. Should Guarantor become insolvent, or fail to pay Guarantor's debts generally as they become due, or voluntarily seek, consent to, or acquiesce in, the benefit or benefits of any Debtor Relief Law (other than as a creditor or claimant), or become a party to (or be made the subject of) any proceeding provided for by any Debtor Relief Law (other than as a creditor or claimant) that could suspend or otherwise adversely affect the Rights of Administrative Agent or any Lender granted hereunder, then, in any such event, the Guaranteed Debt shall be, as among Guarantor, Administrative Agent, and Lenders, a fully matured, due, and payable obligation of Guarantor to Administrative Agent and Lenders (without regard to whether Borrower is then in default under the Loan Documents or whether the Obligation, or any part thereof, is then due and owing by Borrower to any Lender), payable in full by Guarantor to Lenders upon demand, and the amount thereof so payable shall be the estimated amount owing in respect of the contingent claim created hereunder.

        16. LOAN DOCUMENT. This Guaranty is a Loan Document and is subject to the applicable provisions of SECTIONS 1 and 13 of the Credit Agreement, including, without limitation, the provisions relating to GOVERNING LAW, JURISDICTION, VENUE, SERVICE OF PROCESS, AND WAIVER OF JURY TRIAL, all of which are incorporated into this Guaranty by reference the same as if set forth in this Guaranty verbatim.

        17. NOTICES. For purposes of SECTION 13.3 of the Credit Agreement, Guarantor's address and telecopy number are as set forth next to Guarantor's signature on the signature page hereof.

        18. AMENDMENTS, ETC. No amendment, waiver, or discharge to or under this Guaranty is valid unless it is in writing and is signed by the party against whom it is sought to be enforced and is otherwise in conformity with the requirements of SECTION 13.11 of the Credit Agreement.

        19. ADMINISTRATIVE AGENT AND LENDERS. Administrative Agent is Administrative Agent for each Lender under the Credit Agreement. All rights granted to Administrative Agent under or in connection with this Guaranty are for each Lender's ratable benefit. Administrative Agent may, without the joinder of any Lender, exercise any Rights in Administrative Agent's or Lenders' favor under or in connection with this Guaranty. Administrative Agent's and each Lender's Rights and obligations vis-a-vis each other may be subject to one or more separate agreements between those parties. However, Guarantor is not required to inquire about any such agreement or is subject to any terms of it unless Guarantor specifically joins it. Therefore, neither Guarantor nor its successors or assigns is entitled to any benefits or provisions of any such separate agreement or is entitled to rely upon or raise as a defense any party's failure or refusal to comply with the provisions of it.



DIGEX A&R GUARANTY                                                      GUARANTY

        20. PARTIES. This Guaranty benefits Administrative Agent, Lenders, and their respective successors and assigns and binds Guarantor and its successors and assigns. Upon appointment of any successor Administrative Agent under the Credit Agreement, all of the Rights of Administrative Agent under this Guaranty automatically vest in that new Administrative Agent as successor Administrative Agent on behalf of Lenders without any further act, deed, conveyance, or other formality other than that appointment. The Rights of Administrative Agent and Lenders under this Guaranty may be transferred with any assignment of the Guaranteed Debt. The Credit Agreement contains provisions governing assignments of the Guaranteed Debt and of Rights and obligations under this Guaranty.

        21. RESTATEMENT. The parties hereto agree that this Amended and Restated Guaranty is intended to, and hereby does, restate, renew, amend, modify, supercede, and replace the existing Guaranty in its entirety provided, however that the execution and delivery of this Guaranty and the other Loan Documents shall not in any circumstances be deemed to have terminated, extinguished, or discharged the obligations and expenses under the existing Guaranty other than as set forth herein.


                     REMAINDER OF PAGE INTENTIONALLY BLANK.
                          SIGNATURE PAGE(s) TO FOLLOW.




DIGEX A&R GUARANTY                                                      GUARANTY

        EXECUTED as of October 31, 2000.


                                       GUARANTOR:  DIGEX, INCORPORATED

Address:
               ---------------------

                                       By:       /s/ TIMOTHY M. ADAMS
                                              ---------------------------------
                                              Name:  Timothy M. Adams
                                                     --------------------------
Telephone:                                    Title: Chief Financial Officer
               ---------------------                 --------------------------
Facsimile:
               ---------------------







DIGEX A&R GUARANTY               GUARANTY SIGNATURE PAGE